Exhibit 3.2

Foreign Profit Corporation

Articles of Domestication

Pursuant to W.S. 17-16-1801 the undersigned hereby applies for a Certificate of Domestication.

1. Corporation name:

Dalrada Financial Corporation

2. Incorporated under the laws of: Delaware

3. Date of incorporation: 05/12/1983

4. Period of duration: perpetual

5. Mailing address of the corporation:

600 La Terraza Blvd, Escondido, CA 92025

6. Principal office address:

600 La Terraza Blvd, Escondido, CA 92025

7. name and physical address of its registered agent:

Name: Registered Agents Inc.

Address: 30 N Gould St, Suire R

Sheridan WY 82801

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

General business, acquisitions and mergers

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9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	Brian Bonar	600 La Terraza Blvd, Escondido, CA 92025
Vice President	Brian Bonar	600 La Terraza Blvd, Escondido, CA 92025
Secretary	Brian Bonar	600 La Terraza Blvd, Escondido, CA 92025
Treasurer	Brian Bonar	600 La Terraza Blvd, Escondido, CA 92025
Director	Brian Bonar	600 La Terraza Blvd, Escondido, CA 92025
Director
Director

10. Aggregate number of shares or other ownership units which it has the authority to issue.

1,000,000,000 (one billion) common stock at 0.006 par value

100,000 preferred stock # 0.01 par value

11. Aggregate number of issued shares or other ownership units.

Common stock: 60,999,128 @ 0.005 par value

Preferred stock 5,000 @ 0.01 par value

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: /s/ Brian Bonar                               Date: 04/15/2020

Print Name: Brian Bonar

Title: Chief Executive Officer                          Contact person: Scott Marshall

Daytime Phone Number: (760) 748-0230        Email: smarshall@trucept.com

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Consent to Appointment by Registered Agent

1. Registered Agents Inc., registered office located at

30 N Gould St Ste R

Sheridan, WY 82801 USA

voluntarily consent to serve

as the registered agent for Dalrada Financial Corporation

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111

Signature: /s/ Bill Havre                               Date: 02-26-2020

Print Name: Bill Havre                                  Daytime Phone: (307) 200-2803

Title: Assistant Secretary                            Email: reports@registeredagentsinc.com

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STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that

Dalrada Financial Corporation

an entity originally organized under the laws of Delaware on May 12, 1983 did on May 5, 2020 apply for a Certificate of Incorporation and filed Articles of Domestication in the office of the Secretary of State of Wyoming. This entity has been assigned entity identification number 2020-000914861.

I FURTHER CERTIFY that this profit corporation has renounced its state or country of organization, and is now organized under the laws of the State of Wyoming and is in good standing as of the date of this certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly generated, executed, authenticated, issued, delivered and communicated this official certificate at Cheyenne, Wyoming on this 11th day of May, 2020 at 10:51 AM. This certificate is assigned ID Number 036637932.

Notice: A certificate issued electronically from the Wyoming Secretary of State's web site is immediately valid and effective. The validity of a certificate may be established by viewing the Certificate Confirmation screen of the Secretary of State's website https://wyobiz.wyo.gov and following the instructions displayed under Validate Certificate.

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